UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2022

Liberty Star Uranium & Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50071	90-0175540
(Commission	(IRS Employer
File Number)	Identification No.)

2 East Congress St. Ste 900, Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (520) 425-1433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	LBSR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 26, 2022, Liberty Star Uranium & Metals Corp.(s’), Board of Directors appointed Nicholas Hemmerly as director of our company until the next shareholder’s meeting for the election of directors. The Company also announces current Board Members, Bradley Munroe and Gene Streety will transition to Emeritus Advisors for the Company.

Nicholas H. Hemmerly is a Partner and Head of Investment Banking for affiliate organization, Bridgeway Capital Partners LLC. Bridgeway Capital Partners together with its affiliates provides independent investment banking, strategic capital, and advisory services to lower and middle market companies globally. Prior to joining Bridgeway Mr. Hemmerly was at PricewaterhouseCoopers Corporate Finance LLC (PwC CF) focusing on M&A and capital raising.

Prior to PwC CF, Mr. Hemmerly worked at Jefferies LLC with a focus on executing M&A and financing transactions within the pharmaceutical and life sciences sectors. Prior experience includes investment banking roles in JPMorgan’s Healthcare Group as well as JMP Securities Healthcare Group. Mr. Hemmerly began his investment banking career as an analyst with Wachovia Securities.

“On behalf of the Board, I would like to thank Bradley and Gene for their tireless service and dedication to our shareholders,” said CEO Brett Gross. “Their steady guidance has provided stability to our governance over the past few years. They are both long term shareholders and I’m looking forward to continuing their counsel as Emeritus Advisors.”

“I would also like to thank Bradley and Gene for their commitment to our shareholders and we are excited to welcome Nick to the Board of Directors,” commented Pete O’Heeron, Chairman of the Board. “Nick brings over twenty years of experience at the highest levels of investment banking and he will play an integral part of our financing strategies going forward.”

Family Relationships

No family relationships exist between any of our directors or executive officers.

Certain Related Transactions and Relationships

We have not been party to any transaction with Mr. Nicholas Hemmerly since the beginning of our last fiscal year, or any currently proposed transaction with Mr. Hemmerly in which we were or will be a participant and where the amount involved exceeds $120,000, and in which Mr. Hemmerly had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated: September 26, 2022	/s/ Patricia Madaris
Patricia Madaris, VP Finance & CFO